UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2013

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2013, George F. Bacigalupo, age 58, was appointed by Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”) as Executive Vice President of Commercial Banking. Mr. Bacigalupo previously served as Senior Vice President — Chief Credit Officer of the Bank from 2011 through the date of his appointment as Executive Vice President of Commercial Banking. Mr. Bacigalupo has over 30 years of lending and commercial banking experience. Prior to joining the Bank, Mr. Bacigalupo was Executive Vice President of Specialty Lending at TD Banknorth. Subsequently, at TD Bank, he was the Senior Lender for New England.

On October 15, 2013, the Company issued a news release regarding Mr. Bacigalupo’s appointment. A copy of the news release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                                         Exhibits.

Exhibit No.	Description

99.1	Berkshire Hills Bancorp Inc. News Release Issued on October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: October 15, 2013	By:	/s/ Michael P. Daly
Michael P. Daly
Chairman of the Board, President and Chief Executive Officer